EXHIBIT 10.21
                                                              FORM 10-K
                                           YEAR ENDED DECEMBER 31, 2000


                      AGREEMENT OF DEBT CONVERSION

     This Agreement is entered into to be effective the 22nd day of March, 2001 by and between Bucyrus Holdings, LLC ("Holdings") and Bucyrus International, Inc. (the "Company").

     WHEREAS, Holdings owns certain Senior Notes issued by the Company, and

     WHEREAS, the Company owes Holdings interest in the amount of two million one hundred seventy one thousand three hundred fifty-four and 80/100 dollars ($2,171,354.80) for interest accrued on the Senior Notes through June 30, 2000 which interest has not been paid (the "Accrued Interest"); and

     WHEREAS, the Company's lender has, as a condition of making credit available to the Company, requested that Holdings convert the debt owed to it by the Company, in the form of the Accrued Interest, into equity of the Company.

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Holdings hereby converts the Accrued Interest into equity of the Company. Holdings shall no longer account for the Accrued Interest as a debt owed to it, and shall not seek repayment of the Accrued Interest. Holdings shall for all purposes treat the amount of the Accrued Interest as a further contribution to the capital of the Company. The Company shall not issue additional shares of its capital stock in exchange for Holding's contribution to its capital.

     The Company accepts such contribution to its capital and shall take such actions, not inconsistent with this Agreement, as Holdings might reasonably request to document or effectuate such contribution.

     EXECUTED to be effective as of the date first written above.


BUCYRUS HOLDINGS, LLC                      BUCYRUS INTERNATIONAL, INC.
By: American Industrial Partners Capital
     Fund II, L.P., Its Managing-Member
By: American Industrial Partners II, L.P.,
     Its General Partner
By: American Industrial Partners
     Corporation, Its General Partner


By:  /s/T. C. Rogers                       BY:   /s/T. C. Rogers
     T. C. Rogers                                T. C. Rogers
     Director of Bucyrus Holdings, LLC           Chief Executive Officer